UNITED STATES
		SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549

                            FORM 8-K
                         CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported November 16, 2006)

		     Platina Energy Group Inc.
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        (Exact name of registrant as specified in its charter)

           Delaware                   000-28335             84-1080043
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(State or other Jurisdiction     (Commission File       (IRS Employer
     of incorporation)                Number)        Identification No.)


  	1807 Capital Avenue, Suite 101 I Cheyenne, Wyoming 82001
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               (Address of principal executive offices)


                          (307) 637-3900
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                   (Issuer's telephone number)


                         Not Applicable
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    (Former name or former address, if changed since last report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	[ ] Written communications pursuant to Rule 425 under the Securities
	    Act (17 CFR 230.425)

	[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
	    Act (17 CFR 240.14a-12)

	[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under
	    the Exchange Act   (17 CFR 240.14d-2(b))

	[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01.  Entry into a Material Definitive Agreement.

	On November 16, 2006, Platina Energy Group, Inc. (the "Company") entered into an Agreement in the form of an Order Form (the "Agreement") with Wallstreet Direct Inc. ("Wallstreet"). Pursuant to the Agreement, Wallstreet has agreed to provide to the Company investor relations services valued at $350,000 in the form of 1,250,000 shares of the Company's restricted common stock.

Item 3.02 Unregistered Sales of Equity Securities.

	As consideration for the Agreement with Wallstreet to provide investor relations service to the Company, described in Item 1.01 above, we are issuing 1,250,00 restricted shares of our common stock to Wallstreet Direct Inc. We believe that the issuance of the shares will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2) and/or Regulation D. The shares will be issued directly by us and does not involve a public offering or general solicitation. The recipient of the shares was afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make its investment decision. We reasonably believe that the recipient, immediately prior to its investment decision, had such knowledge and experience in our financial and business matters that it was capable of evaluating the merits and risks of its investment. The recipient had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

SIGNATURES


	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



		                              	Platina Energy Group Inc.

Date:	November 29, 2006			/ s/  Blair Merriam
					Blair Merriam, Chief Executive Officer


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